Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025, relating to the consolidated financial statements of Momentus Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Momentus Inc. for the year ended December 31, 2024.

/s/ Frank, Rimerman + Co. LLP
San Francisco, California
February 2, 2026